Exhibit 99.1

Contacts:
PR/Media Inquiries: Teresa Johnson Merit Medical	Investor Inquiries: Mike Piccinino, CFA, IRC Westwicke - ICR
+1-801-208-4295	+1-443-213-0509
tjohnson@merit.com	mike.piccinino@westwicke.com

FOR IMMEDIATE RELEASE

MERIT MEDICAL REPORTS RESULTS FOR
FOURTH QUARTER AND YEAR ENDED DECEMBER 31, 2020,

ISSUES FY 2021 GUIDANCE

●	Q4 2020 reported revenue of $258.0 million, approximately equal to Q4 2019 revenue
●	Q4 2020 core revenue on a constant currency basis* down (1.0)% compared to Q4 2019
●	Q4 2020 GAAP EPS of $0.27, compared to GAAP loss per share of ($0.08) in Q4 2019
●	Q4 2020 non-GAAP EPS* of $0.54, compared to $0.40 in Q4 2019

*  Core revenue on a constant currency basis, non-GAAP EPS, non-GAAP net income, non-GAAP operating margin, non-GAAP gross margin and free cash flow are non-GAAP financial measures. A reconciliation of these and other non-GAAP financial measures used in this release to their most directly comparable GAAP financial measures is included under the heading “Non-GAAP Financial Measures” below.

SOUTH JORDAN, Utah, February 24, 2021 -- Merit Medical Systems, Inc. (NASDAQ: MMSI), a leading manufacturer and marketer of proprietary disposable medical devices used in interventional, diagnostic and therapeutic procedures, particularly in cardiology, radiology, oncology, critical care and endoscopy, today announced revenue of $258.0 million for the quarter ended December 31, 2020, essentially flat compared to the prior year period. Core revenue on a constant currency basis* for the fourth quarter of 2020 was down (1.0)% compared to the prior year period. For the year ended December 31, 2020, Merit's revenue was $963.9 million, down (3.1)%  compared to 2019. Core revenue on a comparable, constant currency basis* for the year ended December 31, 2020 was down (3.1)% when compared to 2019.

Merit’s GAAP gross margin for the fourth quarter of 2020 was 43.1%, compared to GAAP gross margin of 43.3% for the prior year period. Merit’s non-GAAP gross margin* for the fourth quarter of 2020 was 47.9%, compared to non-GAAP gross margin* of 48.3% for the prior year period. Merit’s GAAP gross margin for the year ended December 31, 2020 was 41.6%, compared to GAAP gross margin of 43.5% for the prior year. Merit’s non-GAAP gross margin* for the year ended December 31, 2020 was 47.1%, compared to non-GAAP gross margin* of 48.6% for the prior year.

Merit’s GAAP net income for the fourth quarter of 2020 was $15.4 million, or $0.27 per share, compared to a GAAP net loss of ($4.2) million, or ($0.08) per share, for the prior year period. Merit’s non-GAAP net income* for the fourth quarter of 2020 was $30.8 million, or $0.54 per share, compared to non-GAAP net income* of $22.1 million, or $0.40 per share, for the prior year period.  Merit’s GAAP net loss for the year ended December 31, 2020 was ($9.8) million, or ($0.18) per share, compared to GAAP net income of $5.5 million or $0.10 per share, for 2019. Merit’s non-GAAP net income* for the year ended December 31, 2020 was $93.3 million, or $1.65 per share, compared to non-GAAP net income* of $82.1 million or $1.46 per share, for 2019.

Merit’s revenue by operating segment and product category for the three and twelve-month periods ended December 31, 2020 and 2019 was as follows (unaudited, in thousands, except for percentages):

		Three Months Ended			Year Ended
		December 31,			December 31,
	% Change	2020	2019	% Change	2020	2019
Cardiovascular
Peripheral Intervention	2.0%	$95,080	$93,192	(2.7)%	$341,568	$350,936
Cardiac Intervention	(7.4)%	71,986	77,755	(8.2)%	279,671	304,797
Custom Procedural Solutions	12.1%	53,827	48,024	8.5%	203,196	187,359
OEM	(4.2)%	29,175	30,440	(6.9)%	109,767	117,889
Total	0.3%	250,068	249,411	(2.8)%	934,202	960,981

Endoscopy
Endoscopy devices	(6.8)%	7,936	8,511	(12.4)%	29,673	33,871

Total	0.0%	$258,004	$257,922	(3.1)%	$963,875	$994,852

“We delivered fourth quarter revenue results above the high-end of our guidance range, increasing 6% quarter-over-quarter as reported, despite the challenging operating environment and slower-than-expected pace of recovery from the COVID-19 pandemic in many of our primary markets around the world,” said Fred P. Lampropoulos, Merit’s Chairman and Chief Executive Officer. “We are proud of the continued improvement in profitability performance in Q4, including a 23% increase in non-GAAP operating profit year-over-year and a 288% increase in free cash flow to more than $26 million in the quarter.”

Mr. Lampropoulos continued: “Our financial guidance for 2021 reflects cautious optimism on the prospects for an improving operating environment as we progress through the year, with continued COVID-19-related headwinds over the first half of the year, and a return to more normalized growth as the overall global recovery takes shape over the second half of the year. Importantly, while our 2021 guidance reflects total revenue growth, on a constant currency basis, in the low-to-mid single digits year-over-year, excluding the impact of divestitures and product sales that uniquely benefitted from pandemic-related demand trends in 2020, our revenue guidance reflects growth in the mid-to-high single digits year-over-year in 2021. We also expect to report improving non-GAAP gross and operating margins and strong free cash flow in 2021, driven by strong execution and contributions from our multi-year strategic initiatives related to our Foundations for Growth Program.”

As of December 31, 2020, Merit had cash on hand of approximately $56.9 million, long term debt obligations of approximately $352 million, and available borrowing capacity of $389 million, compared to cash on hand of approximately $44.3 million, long term debt obligations of $440 million, and available borrowing capacity of $134 million as of December 31, 2019.

Fiscal Year 2021 Financial Guidance:

Based upon information currently available to Merit’s management, Merit estimates for the year ending December 31, 2021, absent material acquisitions, non-recurring transactions or other factors beyond Merit’s control, the following:

●	Net revenue in the range of $990 million to $1.01 billion, representing an increase of approximately 2.7% to 4.8% year over year, as compared to net revenue of $963.9 million for the twelve months ended December 31, 2020. The fiscal year 2021 revenue guidance range assumes:
o	Net revenue from the cardiovascular segment of between $959.3 million and $978.6 million, representing an increase of approximately 2.7% to 4.8% year-over-year as compared to net revenue of $934.2 million for the twelve months ended December 31, 2020.
o	Net revenue from the endoscopy segment of between $30.8 million and $31.9 million, representing an increase of approximately 4% to 7% year-over-year as compared to net revenue of $29.7 million for the twelve months ended December 31, 2020.
●	GAAP net income in the range of $47.3 million to $55.9 million, or $0.83 to $0.98 per diluted share, compared to GAAP net loss of $(9.8) million, or $(0.18) per diluted share, for the twelve months ended December 31, 2020.
●	Non-GAAP net income* in the range of $104.8 million to $112.7 million, or $1.84 to $1.98 per diluted share, compared to non-GAAP net income* of $93.3 million, or $1.65 per diluted share, for the twelve months ended December 31, 2020.

Merit’s financial guidance for the year ending December 31, 2021 is subject to risks and uncertainties identified in this release and Merit’s filings with the U.S. Securities and Exchange Commission (the “SEC”).

CONFERENCE CALL

Merit will hold its investor conference call (conference ID 8889508) today, Wednesday, February 24, 2021, at 5:00 p.m. Eastern (4:00 p.m. Central, 3:00 p.m. Mountain, and 2:00 p.m. Pacific). The domestic telephone number is (844) 578-9672 and the international number is (508) 637-5656. A live webcast and slide deck will also be available at merit.com.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31,
	2020	December 31,
	(Unaudited)	2019
ASSETS
Current Assets
Cash and cash equivalents	$56,916	$44,320
Trade receivables, net	146,641	155,365
Other receivables	7,774	10,016
Inventories	198,019	225,698
Prepaid expenses and other assets	13,120	12,497
Prepaid income taxes	3,688	3,491
Income tax refund receivables	3,549	3,151
Total current assets	429,707	454,538

Property and equipment, net	382,728	378,785
Intangible assets, net	367,915	445,312
Goodwill	363,533	353,193
Deferred income tax assets	4,597	3,788
Operating lease right-of-use assets	78,240	80,244
Other assets	37,676	41,461
Total Assets	$1,664,396	$1,757,321

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Trade payables	$49,837	$54,623
Accrued expenses	111,944	105,184
Current portion of long-term debt	7,500	7,500
Current operating lease liabilities	12,903	11,550
Income taxes payable	2,820	2,799
Total current liabilities	185,004	181,656

Long-term debt	343,722	431,984
Deferred income tax liabilities	33,312	45,236
Long-term income taxes payable	347	347
Liabilities related to unrecognized tax benefits	1,016	1,990
Deferred compensation payable	16,808	14,855
Deferred credits	1,923	2,122
Long-term operating lease liabilities	70,941	72,714
Other long-term obligations	52,748	56,473
Total liabilities	705,821	807,377

Stockholders' Equity
Common stock	606,224	587,017
Retained earnings	357,803	368,221
Accumulated other comprehensive loss	(5,452)	(5,294)
Total stockholders' equity	958,575	949,944
Total Liabilities and Stockholders' Equity	$1,664,396	$1,757,321

CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(Unaudited, in thousands except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
NET SALES	$258,004	$257,922	$963,875	$994,852

COST OF SALES	146,841	146,292	562,698	562,486

GROSS PROFIT	111,163	111,630	401,177	432,366

OPERATING EXPENSES:
Selling, general and administrative	79,934	82,090	297,724	327,274
Research and development	15,133	16,254	57,537	65,615
Legal settlement	484	—	18,684	—
Impairment charges	8,199	20,500	36,504	23,750
Contingent consideration (benefit)	(8,844)	(3,805)	(7,960)	(232)
Acquired in-process research and development	250	—	250	525

Total operating expenses	95,156	115,039	402,739	416,932

INCOME (LOSS) FROM OPERATIONS	16,007	(3,409)	(1,562)	15,434

OTHER INCOME (EXPENSE):
Interest income	370	(1,317)	604	(291)
Interest expense	(1,938)	(3,120)	(9,994)	(12,413)
Other expense - net	(1,194)	(116)	(2,279)	(537)

Total other expense — net	(2,762)	(4,553)	(11,669)	(13,241)

INCOME (LOSS) BEFORE INCOME TAXES	13,245	(7,962)	(13,231)	2,193

INCOME TAX (BENEFIT)	(2,133)	(3,757)	(3,388)	(3,258)

NET INCOME (LOSS)	$15,378	$(4,205)	$(9,843)	$5,451

EARNINGS (LOSS) PER COMMON SHARE:
Basic	$0.28	$(0.08)	$(0.18)	$0.10

Diluted	$0.27	$(0.08)	$(0.18)	$0.10

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	55,577	55,210	55,434	55,075

Diluted	56,736	55,210	55,434	56,235

Non-GAAP Financial Measures

Although Merit’s financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), Merit’s management believes that certain non-GAAP financial measures referenced in this release provide investors with useful information regarding the underlying business trends and performance of Merit’s ongoing operations and can be useful for period-over-period comparisons of such operations. Non-GAAP financial measures used in this release include:

●	constant currency revenue,
●	core revenue,
●	core revenue on a constant currency basis,
●	non-GAAP gross margin,
●	non-GAAP operating margin,
●	non-GAAP net income,
●	non-GAAP earnings per share, and
●	free cash flow.

Merit’s management team uses these non-GAAP financial measures to evaluate Merit’s profitability and efficiency, to compare operating results to prior periods, to evaluate changes in the operating results of its operating segments, and to measure and allocate financial resources internally. However, Merit’s management does not consider such non-GAAP measures in isolation or as an alternative to measures determined in accordance with GAAP.

Readers should consider non-GAAP measures used in this release in addition to, not as a substitute for, financial reporting measures prepared in accordance with GAAP. These non-GAAP financial measures generally exclude some, but not all, items that may affect Merit’s net income. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which items are excluded. Merit believes it is useful to exclude such items in the calculation of non-GAAP earnings per share, non-GAAP gross margin, non-GAAP operating margin, and non-GAAP net income (in each case, as further illustrated in the reconciliation tables below) because such amounts in any specific period may not directly correlate to the underlying performance of Merit’s business operations and can vary significantly between periods as a result of factors such as acquisition or other extraordinary transactions, non-cash expenses related to amortization or write-off of previously acquired tangible and intangible assets, certain severance expenses, expenses resulting from non-ordinary course litigation or administrative proceedings and resulting settlements, corporate transformation expenses, governmental proceedings or changes in tax or industry regulations, gains or losses on disposal of certain assets, and debt issuance costs. Merit may incur similar types of expenses in the future, and the non-GAAP financial information included in this release should not be viewed as a statement or indication that these types of expenses will not recur. Additionally, the non-GAAP financial measures used in this release may not be comparable with similarly titled measures of other companies. Merit urges investors and potential investors to review the reconciliations of its non-GAAP financial measures to the comparable GAAP financial measures, and not to rely on any single financial measure to evaluate Merit’s business or results of operations.

Constant Currency Revenue

Merit’s revenue on a constant currency basis is prepared by converting the current-period reported revenue of subsidiaries whose functional currency is a currency other than the U.S. dollar at the applicable foreign exchange rates in effect during the comparable prior-year period, and adjusting for the effects of hedging transactions on reported revenue, which are recorded in the U.S. The constant currency revenue adjustments of ($3.0) million and $1.3 million to reported revenue and to core revenue for the three and twelve-month periods ended December 31, 2020, respectively, were calculated using the applicable average foreign exchange rates for the three and twelve-month periods ended December 31, 2019, respectively.

Core Revenue and Core Revenue on a Constant Currency Basis

Merit’s core revenue is defined, with respect to prior fiscal year periods, as GAAP revenue less revenue from certain dispositions. For the three and twelve-month periods ended December 31, 2019, Merit’s core revenue excludes revenues attributable to the disposition of the assets related to the manufacturing of Merit’s HypotubeTM product in August 2020 (excluded September 2019 to December 2019).

With respect to current fiscal year periods, core revenue is defined as GAAP revenue, less revenue from certain acquisitions. For the three and twelve-month periods ended December 31, 2020, Merit’s core revenue excludes revenues attributable to the acquisition of (1) Brightwater Medical, Inc. in June 2019 (excluded through May 2020 only), (2) Fibrovein Holdings Limited in August 2019 (excluded through July 2020 only) and (3) KA Medical, LLC in November 2020. Core revenue on a constant currency basis is defined as core revenue (as described above) adjusted to eliminate the foreign exchange impact related to that core revenue for the relevant period, using the applicable average foreign exchange rates in effect for the comparable prior-year periods presented, and includes adjustments for the effects of hedging transactions on reported revenue, which are recorded in the U.S.

Non-GAAP Gross Margin

Non-GAAP gross margin is calculated by reducing GAAP cost of sales by amounts recorded for amortization of intangible assets, certain inventory write-offs and inventory mark-up related to acquisitions.

Non-GAAP Operating Margin

Non-GAAP operating margin is calculated by adjusting GAAP operating income (loss) for certain items which are deemed by Merit’s management to be outside of core operations and vary in amount and frequency among periods, such as expenses related to new acquisitions, non-cash expenses related to amortization or write-off of previously acquired tangible and intangible assets, certain severance expenses, performance-based stock compensation expenses, corporate transformation expenses, expenses resulting from non-ordinary course litigation or administrative proceedings and resulting settlements, governmental proceedings or changes in industry regulations, as well as other items set forth in the tables below.

Non-GAAP Net Income

Non-GAAP net income is calculated by adjusting GAAP net income (loss) for the items set forth in the definition of non-GAAP operating margin above, as well as for expenses related to debt issuance costs, gains or losses on disposal of certain assets, changes in tax regulations, and other items set forth in the tables below.

Non-GAAP EPS

Non-GAAP EPS is defined as non-GAAP net income divided by the diluted shares outstanding for the corresponding period.

Free Cash Flow

Free cash flow is defined as cash flow from operations calculated in accordance with GAAP less capital expenditures calculated in accordance with GAAP, as set forth in the consolidated statement of cash flows.

Other Non-GAAP Financial Measure Reconciliation

The following tables set forth supplemental financial data and corresponding reconciliations of non-GAAP net income and non-GAAP earnings per share to Merit’s net income and earnings per share prepared in accordance with GAAP, in each case, for the three and twelve-month periods ended December 31, 2020 and 2019. The non-GAAP income adjustments referenced in the following tables do not reflect non-performance-based stock compensation expense of approximately $3.0 million and $2.5 million for the three-month periods ended December 31, 2020 and 2019, respectively, and approximately $10.6 million and $9.4 million for the twelve-month periods ended December 31, 2020 and 2019, respectively.

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income

(Unaudited, in thousands except per share amounts)

	Three Months Ended
	December 31, 2020
	Pre-Tax	Tax Impact	After-Tax	Per Share Impact
GAAP net income	$13,245	$2,133	$15,378	$0.27

Non-GAAP adjustments:
Cost of Sales
Amortization of intangibles	12,543	(3,233)	9,310	0.16
Inventory write-off (a)	(24)	7	(17)	(0.00)
Inventory mark-up related to acquisitions	4	(1)	3	0.00
Operating Expenses
Contingent consideration benefit	(8,844)	(93)	(8,937)	(0.16)
Impairment charges	8,199	(2,751)	5,448	0.10
Amortization of intangibles	1,893	(508)	1,385	0.02
Performance-based share-based compensation (b)	1,112	(141)	971	0.02
Corporate transformation and restructuring (c)	7,890	(1,985)	5,905	0.10
Acquisition-related	393	(101)	292	0.01
Medical Device Regulation expenses (d)	365	(98)	267	0.00
Other (e)	962	(304)	658	0.01
Other (Income) Expense
Amortization of long-term debt issuance costs	151	(39)	112	0.00
Gain on disposal of business unit	(10)	2	(8)	(0.00)

Non-GAAP net income	$37,879	$(7,112)	$30,767	$0.54

Diluted shares				56,736

	Three Months Ended
	December 31, 2019
	Pre-Tax	Tax Impact	After-Tax	Per Share Impact
GAAP net loss	$(7,962)	$3,757	$(4,205)	$(0.08)

Non-GAAP adjustments:
Cost of Sales
Amortization of intangibles	12,825	(3,285)	9,540	0.17
Inventory mark-up related to acquisitions	183	(47)	136	0.00
Operating Expenses
Contingent consideration benefit	(3,805)	(702)	(4,507)	(0.08)
Impairment charges	20,500	(5,277)	15,223	0.27
Amortization of intangibles	2,675	229	2,904	0.06
Corporate transformation and restructuring (c)	1,420	(369)	1,051	0.02
Acquisition-related	600	(154)	446	0.01
Medical Device Regulation expenses (d)	366	(47)	319	0.01
Other (e)	1,476	(380)	1,096	0.02
Other (Income) Expense
Amortization of long-term debt issuance costs	151	(39)	112	0.00

Non-GAAP net income	$28,429	$(6,314)	$22,115	$0.40

Diluted shares (f)				55,761

Note: Certain per share impacts may not sum to totals due to rounding

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income

(Unaudited, in thousands except per share amounts)

	Year Ended
	December 31, 2020
	Pre-Tax	Tax Impact	After-Tax	Per Share Impact
GAAP net loss	$(13,231)	$3,388	$(9,843)	$(0.18)

Non-GAAP adjustments:
Cost of Sales
Amortization of intangibles	50,696	(13,065)	37,631	0.67
Inventory write-off (a)	1,752	(465)	1,287	0.02
Inventory mark-up related to acquisitions	191	(49)	142	0.00
Operating Expenses
Contingent consideration benefit	(7,960)	466	(7,494)	(0.13)
Impairment charges	36,504	(7,115)	29,389	0.52
Amortization of intangibles	7,943	(2,141)	5,802	0.10
Performance-based share-based compensation (b)	3,735	(475)	3,260	0.06
Corporate transformation and restructuring (c)	14,105	(3,683)	10,422	0.18
Acquisition-related	1,299	(334)	965	0.02
Medical Device Regulation expenses (d)	1,379	(359)	1,020	0.02
Other (e)	24,438	(3,815)	20,623	0.37
Other (Income) Expense
Amortization of long-term debt issuance costs	604	(155)	449	0.01
Gain on disposal of business unit	(517)	133	(384)	(0.01)

Non-GAAP net income	$120,938	$(27,669)	$93,269	$1.65

Diluted shares (f)				56,374

	Year Ended
	December 31, 2019
	Pre-Tax	Tax Impact	After-Tax	Per Share Impact
GAAP net income	$2,193	$3,258	$5,451	$0.10

Non-GAAP adjustments:
Cost of Sales
Amortization of intangibles	49,707	(12,730)	36,977	0.66
Inventory mark-up related to acquisitions	1,122	(289)	833	0.01
Operating Expenses
Contingent consideration benefit	(232)	(47)	(279)	(0.00)
Impairment charges	23,750	(6,113)	17,637	0.31
Amortization of intangibles	10,964	(2,884)	8,080	0.14
Corporate transformation and restructuring (c)	5,551	(1,433)	4,118	0.07
Acquisition-related	3,497	(743)	2,754	0.05
Medical Device Regulation expenses (d)	562	(98)	464	0.01
Other (e)	7,282	(1,874)	5,408	0.10
Other (Income) Expense
Amortization of long-term debt issuance costs	821	(211)	610	0.01
Tax expense related to restructuring (g)	—	93	93	0.00

Non-GAAP net income	$105,217	$(23,071)	$82,146	$1.46

Diluted shares				56,235

Note: Certain per share impacts may not sum to totals due to rounding

Reconciliation of Reported Operating Income (Loss) to Non-GAAP Operating Income

(Unaudited, in thousands except percentages)

	Three Months Ended		Three Months Ended		Year Ended		Year Ended
	December 31, 2020		December 31, 2019		December 31, 2020		December 31, 2019
	Amounts	% Sales	Amounts	% Sales	Amounts	% Sales	Amounts	% Sales
Net Sales as Reported	$258,004		$257,922		$963,875		$994,852

GAAP Operating Income (Loss)	16,007	6.2%	(3,409)	(1.3)%	(1,562)	(0.2)%	15,434	1.6%
Cost of Sales
Amortization of intangibles	12,543	4.9%	12,825	5.0%	50,696	5.3%	49,707	5.0%
Inventory write-off (a)	(24)	(0.0)%	—	—	1,752	0.2%	—	—
Inventory mark-up related to acquisitions	4	0.0%	183	0.1%	191	0.0%	1,122	0.1%
Operating Expenses
Contingent consideration benefit	(8,844)	(3.4)%	(3,805)	(1.5)%	(7,960)	(0.8)%	(232)	(0.0)%
Impairment charges	8,199	3.2%	20,500	7.9%	36,504	3.8%	23,750	2.4%
Amortization of intangibles	1,893	0.7%	2,675	1.0%	7,943	0.8%	10,964	1.1%
Performance-based share-based compensation (b)	1,112	0.4%	—	—	3,735	0.4%	—	—
Corporate transformation and restructuring (c)	7,890	3.1%	1,420	0.6%	14,105	1.5%	5,551	0.6%
Acquisition-related	393	0.2%	600	0.2%	1,299	0.1%	3,497	0.4%
Medical Device Regulation expenses (d)	365	0.1%	366	0.1%	1,379	0.1%	562	0.1%
Other (e)	962	0.4%	1,476	0.6%	24,438	2.5%	7,282	0.7%

Non-GAAP Operating Income	$40,500	15.7%	$32,831	12.7%	$132,520	13.7%	$117,637	11.8%

Note: Certain percentages may not sum to totals due to rounding

a)	Represents write-off of inventory related to the closure of the ITL Healthcare Pty Ltd. (“ITL”) procedure pack operations in Australia and suspension of Merit’s distribution agreement with NinePoint Medical, Inc.
b)	Represents performance-based share-based compensation expense, including stock-settled and cash-settled awards.
c)	Includes severance related to corporate initiatives, write-offs and valuation adjustments of other long-term assets associated with restructuring activities, expenses related to Merit’s Foundations for Growth program, and other transformation costs.
d)	Represents incremental expenses incurred to comply with the Medical Device Regulation (“MDR”) in Europe.
e)	Represents expense from acquired in-process research and development, charges related to abandoned patents, costs incurred in responding to an inquiry from the U.S. Department of Justice (“DOJ”), and, in 2020 only, fees associated with settlement of a shareholder dispute and $18.7 million of settlement costs related to the DOJ inquiry.
f)	For the twelve-month period ended December 31, 2020 and the three-month period ended December 31, 2019, the non-GAAP net income per diluted share calculation includes approximately 940,000 and 551,000 shares, respectively, that were excluded from the GAAP net income (loss) per diluted share calculation.
g)	Net tax expense related to non-recurring tax withholdings in connection with restructuring of certain international subsidiaries.

Reconciliation of Reported Revenue to Core Revenue (Non-GAAP), Constant Currency Revenue (Non-GAAP), and Core Revenue on a Constant Currency Basis (Non-GAAP)

(Unaudited; in thousands except percentages)

		Three Months Ended			Year Ended
		December 31,			December 31,
	% Change	2020	2019	% Change	2020	2019
Reported Revenue	0.0%	$258,004	$257,922	(3.1)%	$963,875	$994,852

Add: Impact of foreign exchange (a)		(2,981)	—		1,308	—

Constant Currency Revenue	(1.1)%	$255,023	$257,922	(3.0)%	$965,183	$994,852

		Three Months Ended			Year Ended
		December 31,			December 31,
	% Change	2020	2019	% Change	2020	2019
Reported Revenue	0.0%	$258,004	$257,922	(3.1)%	$963,875	$994,852

Less: Revenue from certain acquisitions and dispositions (b)		(12)	(298)		(1,229)	(433)

Core Revenue	0.1%	$257,992	$257,624	(3.2)%	$962,646	$994,419

Add: Impact of foreign exchange (a)		(2,981)	—		1,308	—

Core Revenue on a Constant Currency Basis	(1.0)%	$255,011	$257,624	(3.1)%	$963,954	$994,419

(a)	The constant currency revenue adjustments of ($3.0) million and $1.3 million to reported revenue and to core revenue for the three and twelve-month periods ended December 31, 2020, respectively, were calculated using the applicable average foreign exchange rates for the three and twelve-month periods ended December 31, 2019, respectively, and include adjustments for the effects of hedging transactions on reported revenue, which are recorded in the U.S.
(b)	Merit’s core revenue is defined with respect to prior fiscal year periods, as GAAP revenue, less revenue from certain dispositions. For the three and twelve-month periods ended December 31, 2019, Merit’s core revenue excludes revenues attributable to the disposition of assets related to the manufacturing of Merit’s Hypotube products in August 2020 (excluded September 2019 to December 2019). With respect to current fiscal year periods, core revenue is defined as GAAP revenue, less revenue from certain acquisitions. For the three and twelve-month periods ended December 31, 2020, Merit’s core revenue excludes revenues attributable to the acquisition of (1) Brightwater Medical, Inc. in June 2019 (excluded through May 2020 only), (2) Fibrovein Holdings Limited in August 2019 (excluded through July 2020 only) and (3) KA Medical, LLC in November 2020. Core revenue on a constant currency basis is defined as core revenue (as described above) adjusted to eliminate the foreign exchange impact related to that core revenue for the relevant period, using the applicable average foreign exchange rates in effect for the comparable prior-year periods presented, and includes adjustments for the effects of hedging transactions on reported revenue, which are recorded in the U.S.

Reconciliation of Reported Gross Margin to Non-GAAP Gross Margin (Non-GAAP)

(Unaudited, as a percentage of reported revenue)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Reported Gross Margin	43.1%	43.3%	41.6%	43.5%

Add back impact of:
Amortization of intangibles	4.9%	5.0%	5.3%	5.0%
Inventory write-off (a)	(0.0)%	—	0.2%	—
Inventory mark-up related to acquisitions	0.0%	0.0%	0.0%	0.1%

Non-GAAP Gross Margin	47.9%	48.3%	47.1%	48.6%

Note: Certain percentages may not sum to totals due to rounding

(a)	Represents write-off of inventory related to the closure of the ITL procedure pack operations in Australia and suspension of Merit’s distribution agreement with NinePoint Medical, Inc.

ABOUT MERIT

Founded in 1987, Merit Medical Systems, Inc. is a leading manufacturer and marketer of proprietary disposable medical devices used in interventional, diagnostic and therapeutic procedures, particularly in cardiology, radiology, oncology, critical care and endoscopy. Merit serves client hospitals worldwide with a domestic and international sales force and clinical support team totaling in excess of 500 individuals. Merit employs approximately 6,000 people worldwide with facilities in South Jordan, Utah; Pearland, Texas; Richmond, Virginia; Rockland, Massachusetts; Aliso Viejo, California; Maastricht and Venlo, The Netherlands; Paris, France; Galway, Ireland; Beijing, China; Tijuana, Mexico; Joinville, Brazil; Ontario, Canada; Melbourne, Australia; Tokyo, Japan; Reading, United Kingdom; Johannesburg, South Africa; and Singapore.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Statements contained in this release which are not purely historical, including, without limitation, statements regarding Merit’s forecasted plans, net sales, net income or loss (GAAP and non-GAAP), gross and operating margins (GAAP and non-GAAP), earnings per share (GAAP and non-GAAP), free cash flow, effective tax rate and other financial results, the potential impact, scope and duration of, and Merit’s response to, the COVID-19 pandemic and the potential for recovery from that pandemic, consolidation of Merit’s facilities or other expense reduction initiatives, future growth and profit expectations or forecasted economic conditions, or the implementation of, and results achieved through, Merit’s Foundations for Growth program, or the development and commercialization of new products are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to risks and uncertainties such as those described in Merit’s Annual Report on Form 10-K for the year ended December 31, 2019 (as amended by Amendment No. 1 to Annual Report on Form 10-K/A, the “2019 Annual Report”), Merit’s subsequent Quarterly Reports on Form 10-Q and other filings with the SEC. Such risks and uncertainties include inherent risks and uncertainties relating to Merit’s internal models or the projections in this release; risks and uncertainties associated with the COVID-19 pandemic and Merit’s response thereto; risks relating to Merit’s potential inability to successfully manage growth through acquisitions generally, including the inability to effectively integrate acquired operations or products or commercialize technology developed internally or acquired through completed, proposed or future transactions; negative changes in economic and industry conditions in the United States or other countries; expenditures relating to research, development, testing and regulatory approval or clearance of Merit’s products and risks that such products may not be developed successfully or approved for commercial use; governmental scrutiny and regulation of the medical device industry, including governmental inquiries, investigations and proceedings involving Merit; litigation and other judicial proceedings affecting Merit; restrictions on Merit’s liquidity or business operations resulting from its debt agreements; infringement of Merit’s technology or the assertion that Merit’s technology infringes the rights of other parties; actions of activist shareholders; product recalls and product liability claims; changes in customer purchasing patterns or the mix of products Merit sells; risks and uncertainties associated with Merit’s information technology systems, including the potential for breaches of security and evolving regulations regarding privacy and data protection; increases in the prices of commodity components; the potential of fines, penalties or other adverse consequences if Merit’s employees or agents violate the U.S. Foreign Corrupt Practices Act or other laws or regulations; laws and regulations targeting fraud and abuse in the healthcare industry; potential for significant adverse changes in governing regulations, including reforms to the procedures for approval or clearance of Merit’s products by the U.S. Food & Drug Administration or comparable regulatory authorities in other jurisdictions; changes in tax laws and regulations in the United States or other countries; termination or interruption of relationships with Merit’s suppliers, or failure of such suppliers to perform; fluctuations in exchange rates; concentration of a substantial portion of Merit’s revenues among a few products and procedures; development of new products and technology that could render Merit’s existing or future products obsolete; market acceptance of new products; volatility in the market price of Merit’s common stock; modification or limitation of governmental or private insurance reimbursement policies; changes in healthcare policies or markets related to healthcare reform initiatives; failure to comply with applicable environmental laws; changes in key personnel; work stoppage or transportation risks; introduction of products in a timely fashion; price and product competition; availability of labor and materials; fluctuations in and obsolescence of inventory; and other factors referenced in the 2019 Annual Report and other materials filed with the SEC. All subsequent forward-looking statements attributable to Merit or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. Actual results will likely differ, and may differ materially, from anticipated results. Financial estimates are subject to change and are not intended to be relied upon as predictions of future operating results. Those estimates and all other forward-looking statements included in this document are made only as of the date of this document, and except as otherwise required by applicable law, Merit assumes no obligation to update or disclose revisions to estimates and all other forward-looking statements.

TRADEMARKS

Unless noted otherwise, trademarks and registered trademarks used in this release are the property of Merit Medical Systems, Inc. and its subsidiaries in the United States and other jurisdictions.

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